Exhibit 1.1

37,909,018 Shares
Ocular Therapeutix, Inc.
UNDERWRITING AGREEMENT

September 30, 2025

BOFA SECURITIES, INC.
TD SECURITIES (USA) LLC
PIPER SANDLER & CO.

As Representatives of the several Underwriters

c/o	BOFA SECURITIES, INC. One Bryant Park New York, New York 10036

c/o	TD SECURITIES (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

c/o	PIPER SANDLER & CO. 350 North 5th Street, Suite 1000 Minneapolis, Minnesota 55401

Ladies and Gentlemen:

Introductory. Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 37,909,018 shares of its common stock, par value $0.0001 per share (the “Shares”). The 37,909,018 Shares to be sold by the Company are called the “Firm Shares.” BofA Securities, Inc. (“BofA”), TD Securities (USA) LLC (“TD Cowen”) and Piper Sandler & Co. (“Piper”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Firm Shares. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-290597, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), to be used in connection with the offering and sale of the Firm Shares. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Firm Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The Base Prospectus covering the Firm Shares, in the form first used to confirm sales of the Firm Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Firm Shares in accordance with the provisions of Rule 424(b) under the Securities Act. The Base Prospectus, as supplemented by the final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Firm Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” As used herein, “Applicable Time” is 6:40 A.M. (New York City time) on September 30, 2025. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto and the pricing information set forth in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Firm Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Firm Shares as contemplated by Section 3(n) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the Closing Date (as hereinafter defined), as follows:

(a)            Compliance with Registration Requirements. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), which was filed not earlier than three years prior to the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(h)(1)(C).

(b)            Disclosure. (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it was declared effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of sale of the Firm Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available Road Show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c)            Free Writing Prospectuses; Road Show. The Company is not an “ineligible issuer” in connection with the offering of the Firm Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Firm Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus in any material respect unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic Road Shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, prepare, use or refer to, any free writing prospectus.

(d)            Distribution of Offering Material By the Company. Prior to the completion of the Underwriters’ distribution of the Firm Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Firm Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives and the free writing prospectuses, if any, identified on Schedule B hereto.

(e)            The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)            Authorization of the Firm Shares. The Firm Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(g)            No Applicable Registration or Other Similar Rights. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Firm Shares registered pursuant to the Registration Statement, other than rights that have been validly waived.

(h)            No Material Adverse Change. There has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)            Independent Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(j)            Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The summary financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)            Company’s Accounting System. The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is accurate.

(l)            Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by specified members of management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m)            Incorporation and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

(n)            Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to be in good standing would not have a material adverse effect on the Company. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(o)            Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates referred to therein. The Shares (including the Firm Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. There were no authorized or outstanding options, restricted stock units, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates indicated therein. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, restricted stock units or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options, restricted stock units and rights.

(p)            Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in material compliance with all applicable listing requirements of the Nasdaq.

(q)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter, by-laws or other organizational documents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Firm Shares. The Company is not in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which the Company is bound, or to which any of the material property or assets of the Company is subject, except for any such breach or default that would not, individually or in the aggregate, have a material adverse effect on the Company.

(r)            Compliance with Laws. The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be in such compliance would not have a material adverse effect on the Company.

(s)            No Material Actions or Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus or the Prospectus and proceedings that would not have a material adverse effect on the Company or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and that are not so described. No material labor dispute with the employees of the Company exists, except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company.

(t)            Intellectual Property Rights. The Company owns or has valid, binding and enforceable licenses under the patents, patent applications, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property necessary for the conduct of the business of the Company in all material respects as currently conducted and as proposed to be conducted, in the manner described in the Registration Statement and the Prospectus (collectively, the “Intellectual Property”), except as enforceability of any such licenses may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the Registration Statement and the Prospectus, (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) the Company has not received any notice of any material claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, drug products, processes or Intellectual Property, (C) to the knowledge of the Company, neither the sale nor use of any of the discoveries, inventions, drug candidates, drug products or processes of the Company referred to in the Registration Statement or the Prospectus do or will infringe, misappropriate or violate any right or valid issued patent claim of any third party in any material respect, and (D) to the knowledge of the Company, except as described in the Registration Statement, the Time of Sale Prospectus, or the Prospectus, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property. The Company’s Second Amended and Restated License Agreement with Incept LLC, dated September 13, 2018 (as amended, the “Incept License”), is valid, subsisting and enforceable on its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity or, with regards to rights of indemnification thereunder, as may be limited by applicable law and public policy considerations, and to the Company’s knowledge neither party to the Incept License has breached any obligation thereof.

(u)            All Necessary Permits, etc. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(v)            Title to Properties. The Company does not own any real property. The Company has good title to all personal property owned by it which is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(w)            Tax Law Compliance. The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a material adverse effect on the Company.

(x)            Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

(y)            Compliance with Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company.

(z)            ERISA Compliance. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any “employee benefit plan” within the meaning of Section 3(3) of ERISA, under which the Company has had or has any present or future obligation or liability Employee Benefit Plan (an “Employee Benefit Plan”); (B) at no time has the Company or any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o) (each an “ERISA Affiliate”) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company; (C) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company; (D) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked, except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; and (E) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees.

(aa)      Company Not an “Investment Company.” The Company is not, and immediately after receipt of payment for the Firm Shares or immediately after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)      No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Firm Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Firm Shares on the Nasdaq to the extent permitted under Regulation M and other anti-manipulation rules under the Securities Act or any successors laws. As of the date of this Agreement, the Shares are “actively traded securities” (as defined in Regulation M).

(cc)      Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(dd)            FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Firm Shares is true, complete, correct in all material respects and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or FINRA Conduct Rules is true, complete and correct in all material respects. As of the date of this Agreement, the Company is an “experienced issuer” as defined in FINRA Rule 5110(j)(6).

(ee)            Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with his or her appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(ff)            Statistical and Market-Related Data. The statistical and market-related data contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(gg)            Sarbanes-Oxley Act. The Company is in compliance with all application provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects.

(hh)            No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ii)            Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office to influence official action or secure improper advantage; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any such foreign or domestic government official or employee. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)            Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)            Sanctions. Neither the Company nor any of its directors or officers, nor, to the Company’s knowledge, any of its employees or any agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria (before July 1, 2025) or the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea regions of Ukraine). The Company will not, directly or indirectly, use the proceeds of the offering and sale of the Firm Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Firm Shares, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll)            Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm)            Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(nn)            Cybersecurity. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i)(x) the Company has no knowledge of any security breach or other compromise of the Company’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information, including Personal Data (as defined below), of its customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company) (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except for those instances referred to in clauses (i)(x) and (i)(y) that have been remedied without material cost or liability to the Company or without the duty to notify any other person or any incidents under internal review or investigations relating to the same; (ii) the Company is presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any governmental authority relating to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company has implemented controls, policies, procedures, and safeguards to maintain and protect the confidentiality, integrity, availability, privacy and security of IT Systems and Data that are commercially reasonable for the industry in which the Company operates, except, in each of clauses (ii) and (iii), singly or in the aggregate, where such noncompliance would have a material adverse effect on the Company.

(oo)            Compliance with Data Privacy Laws. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, or the Prospectus, the Company and its subsidiaries are, and during the past three years were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), the United Kingdom’s GDPR, the DOJ DSP Rule (28 C.F.R. § 202.401), and the California Consumer Privacy Act (collectively, the “Privacy Laws”), in each case, to the extent applicable to the Company and its subsidiaries and their respective operations. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, or the Prospectus, to ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements, in each case in any material respect. The Company further certifies that neither it nor any of its subsidiaries (i) has received notice of any actual liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, in each of clauses (i) through (iii) which would, singly or in the aggregate, have a material adverse effect on the Company. “Personal Data” means (i) any information which would qualify as “personally identifying information,” “personal information,” “personally identifying information,” or similar term as defined by Privacy Laws; or (ii) any other piece of information that that relates to an identified or identifiable natural person, or that is reasonably capable of being used to identify, contact, or precisely locate a natural person.

(pp)            Clinical Data and Regulatory Compliance. Other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company: (i) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) except for FDA Forms 483 that have been resolved as of the date hereof; (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Laws or Authorizations and that would have a material adverse effect on the Company and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action, in each case, that would have a material adverse impact on the Company or its subsidiaries or would be reasonably likely to result in a material liability to the Company or its subsidiaries. Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any of their respective employees, officers, directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(qq)            Clinical Data and Regulatory Compliance. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted, and in the case of those conducted on behalf of the Company, to the Company’s knowledge, in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes materially contradict the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except as disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(rr)            Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to  direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(ss)             Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Firm Shares in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Firm Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Firm Shares.

(a)            The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 37,909,018 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $11.7782 per share.

(b)            The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Cooley LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on October 1, 2025, or such other time and date not later than 1:30 p.m., New York City time, on October 16, 2025 as the Representatives shall designate by notice to the Company that shall not be earlier than one nor later than three full business days after the delivery of such notice (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the investors copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)            Offering of the Firm Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the investors, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Firm Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)            Payment for the Firm Shares. Payment for the Firm Shares to be sold by the Company shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares the Underwriters have agreed to purchase. Each of BofA, TD Cowen and Piper, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Firm Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)            Delivery of the Firm Shares. The Company shall deliver, or cause to be delivered through the book-entry facilities of The Depository Trust Company (“DTC”), to the Representatives for the accounts of the several Underwriters the Firm Shares at the Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Firm Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Firm Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Firm Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Firm Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Firm Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)            Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Firm Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            Certain Notifications and Required Actions. After the date of this Agreement during the period when a prospectus relating to the Firm Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Firm Shares by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)            Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Firm Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Firm Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Firm Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(i)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Firm Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)            Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(k)            Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, which requirement may be satisfied by publicly filing the required information on EDGAR.

(l)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Firm Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the Prospectus Delivery Period, file on a timely basis with the Commission and the Nasdaq all reports and documents required to be filed under the Exchange Act.

(m)            Listing. The Company will use its best efforts to list, subject to notice of issuance, the Firm Shares on the Nasdaq.

(n)            Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Firm Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives to offerees and purchasers of the Firm Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to BofA, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)            Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 45th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of BofA, TD Cowen and Piper (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than a registration statement on Form S-8 or as otherwise contemplated by this Agreement with respect to the Firm Shares); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) offer, issue and sell Shares or Related Securities, or issue Shares upon exercise, conversion or vesting of Related Securities, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) offer, issue and sell Shares or Related Securities in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (1) the aggregate number of Shares issued or issuable does not exceed 5% of the number of Shares outstanding immediately after the issuance and sale of the Firm Shares and (2) each recipient of any such Shares or Related Securities agrees to restrictions on the resale of securities that are consistent with the Lock-up Agreements for the remainder of the Lock-up Period; and (D) enter into an agreement to issue Shares pursuant to any “at-the-market” offering program, provided that no Shares may be issued under such “at-the-market” program until 45 calendar days after the date of this Agreement. For purposes of the foregoing, “Related Securities” shall mean any options, restricted stock units or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p)            Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, at the respective addresses set forth in Section 15 hereto: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q)            Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Firm Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)            No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would reasonably be expected to constitute the stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Firm Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)            Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s executive officers and directors pursuant to Section 6(i) hereof.

(t)            Company to Provide Interim Financial Statements. Prior to the Closing Date, upon request of the Representatives, the Company will furnish the Underwriters, as soon as practicable after they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Firm Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Firm Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable and documented attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Firm Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Firm Shares, including any related filing fees and the reasonable and documented legal fees of, and disbursements by, counsel to the Underwriters, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the offering of the Firm Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Firm Shares on the Nasdaq, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement; provided, however, that the costs, fees and expenses of counsel to the Underwriters in clauses (vi) and (vii) shall in no event exceed $10,000 in the aggregate. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Firm Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)            Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)	The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)	If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)            No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date:

(i)	in the judgment of the Representatives, there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and

(ii)	there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Section 3(a)(62) of the Exchange Act.

(d)            Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion and negative assurance letter of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, dated as of such date, in substantially the form previously agreed upon.

(e)            Opinion of Intellectual Property Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion of Lowenstein Sandler LLP with respect to intellectual property matters, dated as of such date, in substantially the form previously agreed upon.

(f)            Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters in connection with the offer and sale of the Firm Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)            Officers’ Certificate. On the Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, on behalf of the Company and not in their individual capacities, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)	for the period from and including the date of this Agreement through and including such date, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(ii)	the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)	the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)            Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and (ii) cover certain financial information contained in the Prospectus.

(i)            Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement substantially in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on the Closing Date.

(j)            CFO Certificate. On the date of this Agreement and on the Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus (as applicable), providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(k)            Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Firm Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Firm Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from BofA to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Firm Shares on the Closing Date is not consummated in any such case because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable and documented, out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Firm Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9. Indemnification.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Firm Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Firm Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable and documented expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, the Time of Sale Prospectus, any such free writing prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by BofA (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by such indemnifying party of the aforesaid request and (B) more than 30 days after receipt by such indemnifying party of the proposed terms of such settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason (other than due to indemnification not being available pursuant to its terms) held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Firm Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Firm Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Firm Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial offering price of the Firm Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Firm Shares underwritten by it and distributed to investors. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Firm Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Firm Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs exceeds 10% of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Massachusetts authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Firm Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any material adverse change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Firm Shares pursuant to this Agreement, including the determination of the offering price of the Firm Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Firm Shares sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Email:  [**]

Attention:  Syndicate Department

with a copy to:

Email:  [**]

Attention:  ECM Legal

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Head of Equity Capital Markets

Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
Attention: Equity Capital Markets

with a copy to Piper Sandler Legal:

350 North 5th Street, Suite 1000

Minneapolis, Minnesota 55401

Email: [**]

with a copy to:	Cooley LLP

55 Hudson Yards

New York, New York 10001

Email: [**]

Attention: Daniel I. Goldberg; Denny Won

If to the Company:	Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, MA 01730

Attention: Chief Financial Officer

Facsimile: (781) 357-4001

Email: [**]

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street

Boston, MA 02109

Attention: Stuart Falber, Esq.

Facsimile: (617) 526-5000

[**]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Firm Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

OCULAR THERAPEUTIX, INC.

By:	/s/ Donald Notman
Name:	Donald Notman
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BOFA SECURITIES, INC.

TD SECURITIES (USA) LLC

PIPER SANDLER & CO.

Acting individually and as Representatives
of the several Underwriters named in
the attached Schedule A.

BOFA SECURITIES, INC.

By:	/s/ Cameron Taylor
Authorized Signatory

TD SECURITIES (USA) LLC

By:	/s/ Mariel Healy
Authorized Signatory

PIPER SANDLER & CO.

By:	/s/ Chad Huber
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule A

Underwriters	Number of Firm Shares to be Purchased
BofA Securities, Inc.	12,130,886
TD Securities (USA) LLC	10,235,434
Piper Sandler & Co.	7,960,894
Robert W. Baird & Co. Incorporated	2,274,541
Raymond James & Associates, Inc.	2,274,541
Citizens JMP Securities, LLC	1,516,361
H.C. Wainwright & Co., LLC	1,516,361
Total	37,909,018

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Schedule C

Pricing Terms

Number of Firm Shares:	37,909,018
Offering Price per Share:	$12.53
Underwriting Discounts and Commissions per Share:	$0.7518

Exhibit A

Form of Lock-up Agreement

, 2025

BofA Securities, Inc.
TD Securities (USA) LLC
Piper Sandler & Co.

As Representatives of the Several Underwriters

c/o	BofA Securities, Inc. One Bryant Park New York, New York 10036

c/o	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

c/o	Piper Sandler & Co. 350 North 5th Street, Suite 1000 Minneapolis, Minnesota 55401

RE:	Ocular Therapeutix, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which BofA Securities, Inc. (“BofA”), TD Securities (USA) LLC (“TD Cowen”) and Piper Sandler & Co. (“Piper” and, together with BofA and TD Cowen, the “Representatives”) will act as the representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent time and date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not, without the prior written consent of BofA, TD Cowen and Piper, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case in connection with the Offering. In addition, the undersigned may transfer or otherwise dispose of, and the foregoing restrictions shall not apply to the transfer or disposition of, Shares or Related Securities (i) by gift, (ii) by will, other testamentary document or intestate succession, (iii) to a trust whose direct or indirect beneficiaries consist of one or more of the undersigned and/or a Family Member of the undersigned, (iv) to any Family Member, (v) to limited or general partners, members, stockholders or trust beneficiaries of the undersigned or to any investment fund or other entity controlled or managed by the undersigned, (vi) acquired in the Offering or acquired in open market transactions after the completion of the Offering, (vii) in connection with the exercise or settlement of Related Securities granted under a stock incentive plan or stock purchase plan described in the Prospectus or in any document incorporated by reference into the Prospectus (including, for the avoidance of doubt, any arrangement whereby the Company withholds Shares issuable pursuant to such option in payment of the exercise price or to cover withholding tax obligations in connection with such exercise), provided that the underlying Shares continue to be subject to the restrictions set forth above, (viii) in connection with any contractual arrangement with the Company in effect on the date of this letter agreement that provides for the repurchase of the undersigned’s Shares and/or Related Securities by the Company in connection with the termination of the undersigned’s employment with the Company, provided that the repurchase price for any such Shares or Related Securities shall not exceed the original purchase price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) paid by the undersigned to the Company for such Shares or Related Securities, (ix) pursuant to a court order or settlement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (x) pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction or series of transactions approved by the board of directors of the Company and made with or offered after the Offering to all holders of the Company’s share capital resulting in the transfer to a person or group of affiliated persons of voting share capital of the Company representing more than 50% of the outstanding voting share capital of the Company (or the surviving entity) immediately following such transaction, provided that in the event such transaction is not completed, the undersigned’s Shares and Related Securities shall remain subject to the restrictions set forth above and title to the undersigned’s Shares and Related Securities shall remain with the undersigned, and (xi) in connection with a sale of up to 166,233 Shares (in the aggregate for all directors and executive officers of the Company) underlying restricted stock units held by the undersigned that will vest during the Lock-up Period and settle during the Lock-up Period, but solely to the extent necessary to satisfy income tax withholding and remittance obligations in connection with the vesting or settlement of such restricted stock units that are outstanding as of the date of the final prospectus supplement relating to the Offering and described therein, provided that any remaining Shares issued upon vesting of such restricted stock unit shall be subject to the restrictions set forth herein; provided, however, it shall be a condition to such transfer that:

•	in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v) or (ix) above, each transferee, donee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto);

•	in the case of any transfer or distribution pursuant to clause (iii), (v), or (vi) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer; further, in the case of any transfer or distribution pursuant to clause (i), (ii), (iv) or (ix) above, no public disclosure or filing under the Exchange Act by any party to the transfer shall be made unless required by applicable law;

•	in the case of any exercise, settlement or arrangement pursuant to clauses (vii) and (viii) above, if the undersigned is required to file a report under the Exchange Act related thereto, such report shall include a statement to the effect that the filing relates to the “net” or “cashless” exercise of options or settlement of other equity awards to purchase Shares for the purpose of exercising such options or settling such awards, including, if applicable, the payment of taxes due as a result of such exercise, or otherwise related to the circumstances described in such clause; and

•	in the case of sale pursuant to clause (xi) above, any public filing or public announcement under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, or otherwise, required to be made during the Lock-up Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in such clause and no other public filing or announcement shall be voluntarily made during the Lock-up Period.

Notwithstanding the foregoing, the undersigned may establish a trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act for the transfer of Shares and/or Related Securities (a “10b5-1 Plan”), provided that (i) such 10b5-1 Plan does not provide for the transfer of Shares during the Lock-up Period and (ii) no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Lock-up Period (provided, however, to the extent required, the Company may disclose the establishment of any such 10b5-1 Plan in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has had the opportunity to consult their own personal legal, accounting, financial, regulatory and/or tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, the underwriters are not making a recommendation to the undersigned to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

Notwithstanding anything to the contrary contained herein, the undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other party or parties (as applicable) in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder or (iii) the Underwriting Agreement is not executed on or before October 31, 2025, this letter agreement and the restrictions herein shall automatically terminate, and the undersigned shall be automatically released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same lock-up agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this letter agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this letter agreement will constitute due and sufficient delivery of such counterpart.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

A-1

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 45 days after the date of the final prospectus supplement in connection with the Offering.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options, restricted stock units or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

A-2

Exhibit B

Directors and Executive Officers
Signing Lock-up Agreement

Directors:

Pravin U. Dugel, M.D.

Adrienne Graves, Ph.D.

Seung Suh Hong, Ph.D.

Richard L. Lindstrom, M.D.

Merilee Raines

Charles Warden

Leslie J. Williams

Executive Officers:

Pravin U. Dugel, M.D.

Todd D.C. Anderman

Jeffrey S. Heier, M.D.

Peter K. Kaiser, M.D.

Steve Meyers

Sanjay Nayak, M.B.B.S., Ph.D.

Donald Notman

Namrata Saroj, O.D.

Nadia K. Waheed, MD, MPH

B-1